Exhibit 99.1

Contact:

Brett S. Perryman

Laura O’Brien
Affiliated Managers Group, Inc.
(617) 747-3300
ir@amg.com

AMG Reports Financial and Operating Results

for the Third Quarter and Nine Months Ended September 30, 2008

Company Reports EPS of $0.69; Cash EPS of $1.31

BOSTON, October 22, 2008 – Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the third quarter and nine months ended September 30, 2008.

Cash earnings per share (“Cash EPS”) for the third quarter of 2008 were $1.31, compared to $1.56 for the third quarter of 2007, while diluted earnings per share for the third quarter of 2008 were $0.69, compared to $1.07 for the same period of 2007. Cash Net Income was $54.2 million for the third quarter of 2008, compared to $61.3 million for the third quarter of 2007. Net Income for the third quarter of 2008 was $24.8 million, compared to $42.6 million for the third quarter of 2007. (Cash EPS and Cash Net Income are defined in the attached tables.)

For the third quarter of 2008, revenue was $290.8 million, compared to $345.6 million for the third quarter of 2007. EBITDA for the third quarter of 2008 was $82.8 million, compared to $98.6 million for the same period of 2007.

For the nine months ended September 30, 2008, Cash Net Income was $170.3 million, while EBITDA was $261.0 million. For the same period, Net Income was $92.9 million, on revenue of $934.8 million. For the nine months ended September 30, 2007, Cash Net Income was $177.0 million, while EBITDA was $285.3 million. For the same period, Net Income was $121.1 million, on revenue of $986.9 million.

Pro forma for pending investments, the aggregate assets under management of AMG’s affiliated investment management firms at September 30, 2008 were approximately $219.3 billion. Net client cash flows for the third quarter of 2008 were approximately $(5.9) billion, with flows in the institutional, mutual fund and high net worth channels of $(4.7) billion, $(951) million, and $(338) million, respectively.

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“In the midst of an extraordinarily difficult equity market environment, AMG produced solid results in the third quarter,” stated Sean M. Healey, President and Chief Executive Officer of AMG. “AMG has a strong and diverse business, and we are well positioned to weather the challenges of this period. AMG’s Affiliates are among the highest quality boutique managers in the industry, and the breadth of our participation across an array of investment styles provides balance to our results and consistency to our earnings. In addition, we have ample financial capacity, and a strong and stable capital structure to create long-term value for our shareholders.”

Mr. Healey continued, “AMG’s Affiliates are among the leaders in their respective investment disciplines, and while falling markets led to absolute levels of decline for many managers, our Affiliates produced strong performance relative to their peers and benchmarks across a range of product areas. Among our international products, emerging markets manager Genesis had strong relative returns, and deep value manager Tweedy, Browne’s Global and High Yield Dividend funds outperformed their respective benchmarks, as did the firm’s domestic Value fund. In the alternative area, First Quadrant had an excellent quarter, while BlueMountain generated strong results as well.”

“With the strong, recurring free cash flow generated by our business and a diverse capital structure, we have substantial financial capacity and flexibility in the current environment,” Mr. Healey added. “Other than long-term convertible securities, we have no net debt, and approximately $1 billion of available capacity under our revolving credit facility. Going forward, we remain focused on generating strong returns for our shareholders by opportunistically deploying our capital, through accretive new investments or stock repurchases, as appropriate.”

Mr. Healey concluded, “While market volatility inherently limits near-term new investment activity, looking ahead, we see tremendous opportunities to enhance our earnings through new investments. The environment for investing in asset management firms is becoming increasingly favorable, with significantly fewer competitors and reduced valuation levels, and at the same time, there is likely to be accelerating transaction activity among founders of boutique firms driven by demographic trends. AMG has a long-term track record of successful investments, a reputation as the partner of choice among leading boutique asset management firms, and an established set of relationships with high quality firms. Our competitive position is very strong, and our flexible partnership approach positions us to execute on a range of accretive transactions including both succession-oriented investments and transactions with corporate owners of boutique firms.”

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About Affiliated Managers Group

AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates. Through AMG’s innovative partnership approach, individual members of each Affiliate’s management team retain or receive significant direct equity ownership in their firm while maintaining operating autonomy. AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, our ability to complete pending acquisitions, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission. Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2007.

AMG routinely posts information that may be important to investors in the Investor Relations section of its Web site. The Company encourages investors to consult that section of its Web site regularly for important information about AMG. For more information, please visit the Company’s Web site at www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today to discuss AMG’s financial and operating results for the third quarter and nine months ended September 30, 2008. Parties interested in listening to the teleconference should dial 1-866-249-5225 (domestic calls) or 1-303-262-2006 (international calls) starting at 10:45 a.m. Eastern time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins. The teleconference will be available for replay approximately one hour after the conclusion of the call. To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11120725. The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via AMG’s Web site.

###

For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/07	9/30/08

Revenue	$345,605	$290,824

Net Income	$42,585	$24,848

Cash Net Income (A)	$61,291	$54,153

EBITDA (B)	$98,637	$82,806

Average shares outstanding - diluted	44,672,886	48,760,112

Earnings per share - diluted	$1.07	$0.69

Average shares outstanding - adjusted diluted (C)	39,212,634	41,350,622

Cash earnings per share - diluted (C)	$1.56	$1.31

	December 31, 2007	September 30, 2008

Cash and cash equivalents	$222,954	$403,010

Senior debt	$519,500	$240,000

Senior convertible securities	$378,083	$507,744

Mandatory convertible securities	$300,000	$—

Junior convertible trust preferred securities	$800,000	$800,000

Stockholders’ equity	$469,202	$1,201,751

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Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Nine Months	Nine Months
	Ended	Ended
	9/30/07	9/30/08

Revenue	$986,906	$934,822

Net Income	$121,094	$92,921

Cash Net Income (A)	$176,991	$170,313

EBITDA (B)	$285,297	$261,046

Average shares outstanding - diluted	44,835,614	46,991,888

Earnings per share - diluted	$3.04	$2.47

Average shares outstanding - adjusted diluted (C)	39,229,877	40,559,841

Cash earnings per share - diluted (C)	$4.51	$4.20

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/07	9/30/08

Net Income	$42,585	$24,848
Convertible securities interest expense, net (D)	5,100	8,618
Net Income, as adjusted	$47,685	$33,466

Average shares outstanding - diluted	44,672,886	48,760,112

Earnings per share - diluted	$1.07	$0.69

	Nine Months	Nine Months
	Ended	Ended
	9/30/07	9/30/08

Net Income	$121,094	$92,921
Convertible securities interest expense, net (D)	15,292	23,048
Net Income, as adjusted	$136,386	$115,969

Average shares outstanding - diluted	44,835,614	46,991,888

Earnings per share - diluted	$3.04	$2.47

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Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	9/30/07	9/30/08

Average shares outstanding - diluted	44,672,886	48,760,112
Assumed issuance of COBRA shares	(7,511,980)	—
Assumed issuance of LYONS shares	(1,767,532)	(1,169,241)
Assumed issuance of 2008 Senior Convertible Notes shares	—	(2,196,574)
Assumed issuance of Trust Preferred shares	(2,000,000)	(4,500,000)
Dilutive impact of COBRA shares	4,848,942	—
Dilutive impact of LYONS shares	970,318	456,325
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	39,212,634	41,350,622

	Nine Months	Nine Months
	Ended	Ended
	9/30/07	9/30/08

Average shares outstanding - diluted	44,835,614	46,991,888
Assumed issuance of COBRA shares	(7,438,465)	(932,054)
Assumed issuance of LYONS shares	(1,960,815)	(1,359,360)
Assumed issuance of 2008 Senior Convertible Notes shares	—	(732,191)
Assumed issuance of Trust Preferred shares	(2,000,000)	(4,500,000)
Dilutive impact of COBRA shares	4,733,772	504,923
Dilutive impact of LYONS shares	1,059,771	586,635
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	39,229,877	40,559,841

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, June 30, 2008	$54,716	$158,678	$28,422	$241,816
Net client cash flows	(951)	(4,653)	(338)	(5,942)
Investment performance	(7,198)	(17,859)	(2,793)	(27,850)
Other (E)	(509)	(195)	(4)	(708)
Assets under management, September 30, 2008	$46,058	$135,971	$25,287	$207,316

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2007	$62,194	$180,426	$32,144	$274,764
Net client cash flows	(2,357)	(13,600)	(520)	(16,477)
Investment performance	(13,352)	(28,611)	(4,735)	(46,698)
Other (E)	(427)	(2,244)	(1,602)	(4,273)
Assets under management, September 30, 2008	$46,058	$135,971	$25,287	$207,316

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Affiliated Managers Group, Inc.

Operating Results

(in thousands)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	9/30/07	of Total	9/30/08	of Total
Revenue
Mutual Fund	$142,778	41%	$115,170	39%
Institutional	159,592	46%	141,647	49%
High Net Worth	43,235	13%	34,007	12%
	$345,605	100%	$290,824	100%

EBITDA (B)
Mutual Fund	$37,413	38%	$26,901	33%
Institutional	48,127	49%	46,415	56%
High Net Worth	13,097	13%	9,490	11%
	$98,637	100%	$82,806	100%

	Nine		Nine
	Months		Months
	Ended	Percent	Ended	Percent
	9/30/07	of Total	9/30/08	of Total
Revenue
Mutual Fund	$415,723	42%	$376,013	40%
Institutional	447,165	45%	449,135	48%
High Net Worth	124,018	13%	109,674	12%
	$986,906	100%	$934,822	100%

EBITDA (B)
Mutual Fund	$112,154	39%	$88,596	34%
Institutional	135,640	48%	141,897	54%
High Net Worth	37,503	13%	30,553	12%
	$285,297	100%	$261,046	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	9/30/07	9/30/08

Net Income	$42,585	$24,848
Intangible amortization	7,906	8,562
Intangible amortization - equity method investments (F)	2,344	4,939
Intangible-related deferred taxes	6,769	14,093
Affiliate depreciation	1,687	1,711
Cash Net Income (A)	$61,291	$54,153

Cash flow from operations	$156,632	$141,342
Interest expense, net of non-cash items	16,526	16,308
Current tax provision	17,955	8,364
Income from equity method investments, net of distributions (F)	2,340	2,156
Changes in assets and liabilities and other adjustments	(94,816)	(85,364)
EBITDA (B)	$98,637	$82,806
Holding company expenses	14,107	14,761
EBITDA Contribution	$112,744	$97,567

	Nine Months	Nine Months
	Ended	Ended
	9/30/07	9/30/08

Net Income	$121,094	$92,921
Intangible amortization	23,771	25,463
Intangible amortization - equity method investments (F)	6,979	14,838
Intangible-related deferred taxes	20,651	32,154
Affiliate depreciation	4,496	4,937
Cash Net Income (A)	$176,991	$170,313

Cash flow from operations	$227,513	$199,036
Interest expense, net of non-cash items	50,340	52,104
Current tax provision	47,012	34,191
Income from equity method investments, net of distributions (F)	(6,853)	(9,990)
Changes in assets and liabilities and other adjustments	(32,715)	(14,295)
EBITDA (B)	$285,297	$261,046
Holding company expenses	42,124	46,638
EBITDA Contribution	$327,421	$307,684

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008

Revenue	$345,605	$290,824	$986,906	$934,822

Operating expenses:
Compensation and related expenses	149,876	123,703	431,917	415,605
Selling, general and administrative	51,533	47,909	146,000	147,573
Amortization of intangible assets	7,906	8,562	23,771	25,463
Depreciation and other amortization	2,793	2,996	7,571	8,672
Other operating expenses	5,877	4,899	13,781	15,362
	217,985	188,069	623,040	612,675
Operating income	127,620	102,755	363,866	322,147

Non-operating (income) and expenses:
Investment and other (income) loss	(2,391)	3,865	(13,512)	5,378
Income from equity method investments	(10,610)	(13,177)	(27,494)	(40,579)
Investment (income) loss from Affiliate investments in partnerships (H)	(17,039)	22,841	(38,199)	31,771
Interest expense	17,998	17,755	54,763	55,466
	(12,042)	31,284	(24,442)	52,036

Income before minority interest and taxes	139,662	71,471	388,308	270,111
Minority interest (G)	(55,551)	(44,914)	(158,804)	(143,738)
Minority interest in Affiliate investments in partnerships (H)	(16,515)	21,997	(37,291)	30,234
Income before income taxes	67,596	48,554	192,213	156,607

Income taxes - current	17,955	8,364	47,012	34,191
Income taxes - intangible-related deferred	6,769	14,093	20,651	32,154
Income taxes - other deferred	287	1,249	3,456	(2,659)
Net Income	$42,585	$24,848	$121,094	$92,921

Average shares outstanding - basic	29,857,038	39,522,159	29,801,541	37,770,720
Average shares outstanding - diluted	44,672,886	48,760,112	44,835,614	46,991,888

Earnings per share - basic	$1.43	$0.63	$4.06	$2.46
Earnings per share - diluted	$1.07	$0.69	$3.04	$2.47

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2007	2008
Assets
Current assets:
Cash and cash equivalents	$222,954	$403,010
Investment advisory fees receivable	237,636	170,582
Affiliate investments in partnerships (H)	134,657	107,371
Affiliate investments in marketable securities	21,237	20,750
Prepaid expenses and other current assets	33,273	24,595
Total current assets	649,757	726,308

Fixed assets, net	69,879	69,714
Equity investments in Affiliates	842,490	825,983
Acquired client relationships, net	496,602	493,181
Goodwill	1,230,387	1,265,066
Other assets	106,590	143,929
Total assets	$3,395,705	$3,524,181

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$246,400	$241,369
Payables to related party	69,952	12,347
Total current liabilities	316,352	253,716

Senior debt	519,500	240,000
Senior convertible securities	378,083	507,744
Mandatory convertible securities	300,000	—
Junior convertible trust preferred securities	800,000	800,000
Deferred income taxes	257,022	271,391
Other long-term liabilities	33,516	32,741
Total liabilities	2,604,473	2,105,592

Minority interest (G)	194,633	118,464
Minority interest in Affiliate investments in partnerships (H)	127,397	98,374

Stockholders’ equity:
Common stock	390	458
Additional paid-in capital	662,454	917,218
Accumulated other comprehensive income	64,737	47,412
Retained earnings	836,426	929,347
	1,564,007	1,894,435
Less treasury stock, at cost	(1,094,805)	(692,684)
Total stockholders’ equity	469,202	1,201,751
Total liabilities and stockholders’ equity	$3,395,705	$3,524,181

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
Cash flow from operating activities:
Net Income	$42,585	$24,848	$121,094	$92,921
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	7,906	8,562	23,771	25,463
Amortization of issuance costs	781	1,368	2,317	2,736
Depreciation and other amortization	2,793	2,996	7,571	8,672
Deferred income tax provision	7,056	15,342	24,107	29,495
Accretion of interest	691	79	2,106	626
Income from equity method investments, net of amortization	(10,610)	(13,177)	(27,494)	(40,579)
Distributions received from equity method investments	10,614	15,960	41,326	65,407
Tax benefit from exercise of stock options	1,593	488	5,745	2,767
Stock option expense	2,054	3,802	6,616	11,202
Other adjustments	2,716	11,181	3,299	16,833
Changes in assets and liabilities:
(Increase) decrease in investment advisory fees receivable	(9,266)	8,480	4,113	67,404
(Increase) decrease in Affiliate investments in partnerships	794	3,866	11,798	(2,790)
(Increase) decrease in prepaids and other current assets	(202)	(130)	391	16,887
(Increase) decrease in other assets	(1,930)	433	(9,864)	9,544
Increase (decrease) in accounts payable, accrued liabilities and other long-term liabilities	79,254	58,263	18,013	(20,272)
Increase (decrease) in minority interest	19,803	(1,019)	(7,396)	(87,280)
Cash flow from operating activities	156,632	141,342	227,513	199,036
Cash flow used in investing activities:
Cost of investments in Affiliates, net of cash acquired	(4,413)	(3,141)	(63,972)	(150,731)
Purchase of fixed assets	(3,222)	(2,950)	(11,382)	(8,091)
Purchase of investment securities	(890)	(9,191)	(13,648)	(32,635)
Sale of investment securities	—	9,144	4,630	24,146
Cash flow used in investing activities	(8,525)	(6,138)	(84,372)	(167,311)
Cash flow from (used in) financing activities:
Borrowings of senior bank debt	35,000	65,000	212,000	366,000
Repayments of senior bank debt	(70,000)	(398,000)	(223,000)	(645,500)
Issuance of senior convertible notes	—	460,000	—	460,000
Settlement of convertible securities	—	—	—	(208,730)
Issuance of common stock	13,926	5,980	52,684	238,781
Repurchase of common stock	(93,840)	(29,796)	(202,843)	(54,550)
Issuance costs	(64)	(26,223)	(1,820)	(28,164)
Excess tax benefit from exercise of stock options	8,005	1,294	36,211	11,101
Settlement of derivative contracts	—	—	—	8,154
Note payments	(1,395)	(563)	(2,476)	1,263
Subscriptions (redemptions) of Minority interest - Affiliate investments in partnerships	(794)	(1,667)	(11,798)	1,989
Cash flow from (used in) financing activities	(109,162)	76,025	(141,042)	150,344

Effect of foreign exchange rate changes on cash and cash equivalents	1,855	(1,456)	2,781	(2,013)
Net increase in cash and cash equivalents	40,800	209,773	4,880	180,056
Cash and cash equivalents at beginning of period	165,809	193,237	201,729	222,954
Cash and cash equivalents at end of period	$206,609	$403,010	$206,609	$403,010

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Affiliated Managers Group, Inc.

Notes

(A)          Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)           EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)           Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with the Company’s convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation.  This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(D)          Convertible securities interest expense, net, includes the interest expense, net of tax, associated with the Company’s contingently convertible securities and junior convertible trust preferred securities (but excludes the interest expense associated with the Company’s mandatory convertible securities).

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(E)           In the first and third quarters of 2008, the Company agreed to transfer its interests in certain Affiliates, and also during the first quarter of 2008, reclassified approximately $100 million of assets under management from the High Net Worth distribution channel to each of the Mutual Fund and Institutional distribution channels, respectively. The financial effect of these items is not material to the Company’s ongoing results.

(F)           The Company is required to use the equity method of accounting for certain of its investments (“equity method investments”).  Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement. The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Income from equity method investments.” Income tax attributable to these profits is reported within the Company’s consolidated income tax provision.  The assets under management of equity method investments are included in the Company’s reported assets under management.

(G)           Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(H)          EITF Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-05”), became effective January 1, 2006.  EITF 04-05 requires the Company to consolidate certain Affiliate investment partnerships (including interests in the partnerships in which the Company does not have ownership rights) in its consolidated financial statements.  For the nine months ended September 30, 2008, the total non-operating loss associated with those partnerships was $31.8 million, while the portion attributable to the underlying investors unrelated to the Company (the “outside owners”) was $30.2 million; as of September 30, 2008, the total assets attributable to these investment partnerships was $107.4 million, while the portion owned by the outside owners was $98.4 million.